UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tempest Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Tempest Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35890	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400
Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 798-8589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On July 27, 2026, Tempest Therapeutics, Inc. (the “Company”) convened its special meeting of stockholders (the “Special Meeting”) for the purpose of approving a Certificate of Amendment to the Company’s Restated Certificate of Incorporation to replace specified supermajority voting requirements and permit stockholder action by written consent in the form attached as Exhibit A to the proxy statement previously distributed to the Company’s stockholders in connection with the Special Meeting (the “Proposal”).

At the Special Meeting, a total of 10,031,446 shares, or 67.7% of the 14,806,997 shares of common stock outstanding as of May 28, 2026, the record date for the Special Meeting, were present virtually or represented by proxy, constituting a quorum. However, because there were not sufficient votes to approve the Proposal at the time of the Special Meeting, the Company decided to adjourn the Special Meeting to provide stockholders with additional time to vote and to facilitate broader participation.

The Special Meeting will reconvene on August 17, 2026 at 12:00 p.m. Eastern Time via live webcast at the following virtual meeting link, www.virtualshareholdermeeting.com/TPST2026SM2. Stockholders can use the same access code to attend the reconvened meeting on August 17, 2026 that was used for the Special Meeting convened on July 27, 2026.

The Proposal requires the affirmative vote of the holders of at least seventy-five percent (75%) of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors.

No changes have been made to the Proposal to be voted on by the stockholders at the Special Meeting. The record date for determining stockholder eligibility to vote at the Special Meeting remains the close of business on May 28, 2026. Proxies previously submitted will be voted at the reconvened Special Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted and do not wish to change their vote need not take any action.

Important Additional Information and Where to Find It:

Tempest has filed a definitive proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY because they contain important information about the matters to be voted on at the Special Meeting. Stockholders may obtain copies of these documents free of charge at the SEC’s website at www.sec.gov or on Tempest’s website at https://www.tempesttx.com.

Participants in the Solicitation:

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the Company’s directors and executive officers is outlined in Tempest’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, as updated by the Company’s Current Report on Form 8-K filed with the SEC on June 4, 2026, and information about their ownership of Tempest’s common stock is outlined in the definitive proxy statement for the Special Meeting filed with the SEC on July 17, 2026. The Company has also engaged Sodali & Co., a proxy solicitation firm to assist with obtaining adequate votes to achieve the required quorum of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: July 28, 2026	By:	/s/ Matthew Angel
	Name:	Matthew Angel
	Title:	President and Chief Executive Officer